REGISTRATION NO. 333-

        As filed with the Securities and Exchange Commission on February __,1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                            PATHOGENESIS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                             91-1542150
  (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                             201 ELLIOTT AVENUE WEST
                            SEATTLE, WASHINGTON 98119
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                 PATHOGENESIS CORPORATION 1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

       CAMERON S. AVERY                                      COPIES TO:
        GENERAL COUNSEL                                     WOON-WAH SIU
    PATHOGENESIS CORPORATION                              BELL, BOYD & LLOYD
5215 OLD ORCHARD ROAD, SUITE 910                      THREE FIRST NATIONAL PLAZA
     SKOKIE, ILLINOIS 60077                             CHICAGO, ILLINOIS 60602
        (847) 583-8050                                      (312) 372-1121

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENTS FOR SERVICE)
                        --------------------------------

                         CALCULATION OF REGISTRATION FEE
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                                                               PROPOSED           PROPOSED
                                            AMOUNT              MAXIMUM            MAXIMUM            AMOUNT OF
       TITLE OF EACH CLASS OF               TO BE           OFFERING PRICE       AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED(1)         PER SHARE       OFFERING PRICE            FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share  1,035,495 Shares      $30.07(2)       $31,137,335(2)         $9,436(2)

Common Stock, par value $.001 per share    964,505 Shares      $36.31(3)       $35,023,588(3)        $10,614(3)


(1)      THE REGISTRATION STATEMENT ALSO INCLUDES AN INDETERMINATE NUMBER OF
         ADDITIONAL SHARES THAT MAY BECOME ISSUABLE UNDER THE ANTIDILUTION AND
         OTHER ADJUSTMENT PROVISIONS OF THE PATHOGENESIS CORPORATION 1997 STOCK
         OPTION PLAN (THE "1997 PLAN") PURSUANT TO RULE 416(A) OF THE SECURITIES
         ACT OF 1933, AS AMENDED.

(2)      BASED ON THE WEIGHTED AVERAGE EXERCISE PRICE OF CURRENTLY OUTSTANDING
         OPTIONS UNDER THE 1997 PLAN.

(3)      IN ACCORDANCE WITH RULE 457(H), CALCULATED ON THE BASIS OF THE HIGH AND
         LOW SALE PRICES OF THE REGISTRANT'S COMMON STOCK AS QUOTED IN THE
         CONSOLIDATED REPORTING SYSTEM OF THE NASDAQ NATIONAL MARKET ON JANUARY
         28, 1998, AS REPORTED BY THE WALL STREET JOURNAL (MIDWEST EDITION).

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be included herewith.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be included herewith.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         This registration statement on Form S-8 relates to the registration of shares of common stock of PathoGenesis Corporation (the "Company"), par value $.001 per share (the "Common Stock").

         The Company incorporates herein by reference the following documents in this registration statement:

                  (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-27150);

                  (b) The Company's quarterly report on Form 10-Q for each of the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

                  (c) The Company's current reports on Form 8-K dated, respectively, June 26, 1997 and December 30, 1997;

                  (d) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock -- Common Stock" in the Company's prospectus constituting a part of the registration statement on Form S-1 (Reg. No. 333-22297), filed on February 25, 1997; and

                  (e) The description of the Company's Preferred Stock Purchase Rights (the "Rights")in the Company's registration statement on Form 8-A filed on July 10, 1997, for the registration of the Rights under
         Section 12(g) of the Securities Exchange Act of 1934 (File No.
         0-27150).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock of the Company offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify any director or officer against expenses, judgments, fines and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, if such director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in connection with any action by or in the right of the corporation if such person is adjudged to be liable to the corporation, unless the court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expense that the court shall deem proper. Said section further provides that to the extent that any such person is successful on the merits or otherwise in defense of any action such director or officer shall be indemnified against expenses actually and reasonably incurred by him or her. In addition, a Delaware corporation is authorized to purchase insurance on behalf of its directors and officers against liabilities whether or not in the circumstances the corporation would have the power to indemnify against such liabilities under said section.

         The Company's Amended and Restated Certificate of Incorporation provide for indemnification of the Company's directors, officers, employees and agents, to the fullest extent permitted by the Delaware General Corporation Law, against all expense, liability and loss reasonably incurred or suffered by each such person in connection with any action, suit, or proceeding to which such person was or is made a party or is threatened to be a party by reason of the fact that such person is a director, officer, employee or agent of the Company; provided, however, except as provided in the Amended and Restated Certificate of Incorporation with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such person in connection with a proceeding initiated by such person if the proceeding was authorized by the board of directors of the Company. The Company has obtained directors and officers insurance covering its directors and executive officers.

         The Company's Amended and Restated Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty of care except for liability where the directors
(a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorized a payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this registration statement are listed in the Exhibit Index which appears elsewhere in this registration statement and is hereby incorporated by reference.


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ITEM 9.  UNDERTAKINGS.

         (a)    The undersigned Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)-(g)  Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (i)-(j)  Not applicable.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Skokie, State of Illinois, on February 3, 1998.

                                            PATHOGENESIS CORPORATION


                                            By           /S/ ALAN R. MEYER
                                               ------------------------------
                                                            Alan R. Meyer
                                                        Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



/S/ ALAN R. MEYER         Senior Vice President, Chief          February 3, 1998
Alan R. Meyer             Financial Officer and Director
                          (Principal Financial and
                            Accounting Officer)


Wilbur H. Gantz           Chief Executive Officer,     )
                          President and Director       )
                          (Principal Executive Officer))
                                                       )
John Gordon               Director                     )
                                                       )
                                                       )
Elizabeth M. Greetham     Director                     )    By:/S/ ALAN R. MEYER
                                                               -----------------
                                                       )         Alan R. Meyer
                                                       )        Attorney-in-Fact
Michael J. Montgomery     Director                     )        February 3, 1998
                                                       )
                                                       )
Talat M. Othman           Director                     )
                                                       )
                                                       )
Eugene L. Step            Director                     )
                                                       )
                                                       )
Fred Wilpon               Director                     )



(Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of PathoGenesis Corporation.)


ORIGINAL POWER OF ATTORNEY AUTHORIZING WILBUR H. GANTZ AND ALAN R. MEYER TO EXECUTE THIS REGISTRATION STATEMENT, AND AMENDMENT THERETO, FOR EACH OF MS. GREETHAM AND MESSRS. GORDON, MONTGOMERY, OTHMAN, STEP AND WILPON HAVE BEEN EXECUTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                                INDEX TO EXHIBITS

         The following are filed as part of this registration statement.


EXHIBIT NUMBER                     DESCRIPTION OF DOCUMENT

        4.1(a) Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form S-1, Registration No. 333-22297).

        4.1(b) Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company.

        4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form S-1, Registration No. 333-22297).

        4.3      Certificate of Designations.

        4.4 PathoGenesis Corporation 1997 Stock Option Plan (incorporated by reference to Annex A to the Company's proxy statement dated April 29, 1997, File No. 0-27150)

        4.5 Rights Agreement, dated as of June 26, 1997, between the Company and Harris Trust and Savings Bank as Rights Agent (incorporated by reference to Exhibit No. 1 to the Company's registration statement on Form 8-A, File No. 0-27150)

        5        Opinion of Bell, Boyd & Lloyd.

        23.1     Consent of KPMG Peat Marwick LLP.

        23.2     Consent of Bell, Boyd & Lloyd
                 (included in Exhibit 5).

        24 Original Powers of Attorney authorizing Wilbur H. Gantz and Alan R. Meyer to execute this registration statement.


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